UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934

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PDF SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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PDF SOLUTIONS, INC.
333 West San Carlos Street
Suite 700
San Jose, CA 95110
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2005
       On Thursday, May 26, 2005, PDF Solutions, Inc., a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at The Hilton Hotel-San Jose, located at 300 Almaden Boulevard, San Jose, California 95110. The Meeting will begin at 1:30 p.m. local time.
      Only record stockholders who owned stock at the close of business on April 8, 2005 can vote at this Meeting or any adjournment that may take place. At the Meeting we will:

•	Elect two Class I nominees to the Board of Directors to serve for a three-year term expiring on the first Annual Meeting of Stockholders that occurs after December 31, 2007, or until such directors’ respective successors are duly elected and qualified.

•	Ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005.

•	Transact any other business properly brought before the Meeting.
      You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.
      Our Board of Directors recommends that you vote in favor of each of the two proposals outlined in this Proxy Statement.
      We cordially invite all stockholders of record at the record date or persons who hold a valid proxy for the Annual Meeting to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please either mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided or vote your shares by telephone or via Internet to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card or vote via telephone or Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
      At the Meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

PETER COHN
Secretary
San Jose, California
April 22, 2005

PDF SOLUTIONS, INC.
333 West San Carlos Street
Suite 700
San Jose, CA 95110
PROXY STATEMENT
FOR THE
2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2005
       Our Board of Directors is soliciting proxies for the 2005 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
      The Board set April 8, 2005 as the record date for the Meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Meeting, with each share entitled to one vote. On the record date, there were 25,858,996 shares of our common stock outstanding.
      Voting materials, which include this Proxy Statement, a proxy card and the 2004 Annual Report, will be mailed to stockholders on or about April 27, 2005.
      In this Proxy Statement:

•	“We,” “us,” “our” and the “Company” refer to PDF Solutions, Inc.

•	“Annual Meeting” or “Meeting” means our 2005 Annual Meeting of Stockholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission
      We have summarized below important information with respect to the Annual Meeting.
Time and Place of the Annual Meeting
      The Annual Meeting is being held on Thursday, May 26, 2005 at 1:30 p.m. local time at The Hilton Hotel-San Jose, located at 300 Almaden Boulevard, San Jose, California 95110.
      All stockholders of record who owned shares of our stock as of April 8, 2005, the record date, may attend the Annual Meeting.
Purpose of the Proxy Statement and Proxy Card
      You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 8, 2005, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.
      When you sign the proxy card, you appoint John K. Kibarian and P. Steven Melman as your representatives at the Meeting. Messrs. Kibarian and Melman will vote your shares, as you have instructed them on the proxy card, at the Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Meeting it is a good idea to complete, sign and return your proxy card or vote your shares by telephone or via Internet in advance of the meeting just in case your plans change.

Proposals to be Voted on at This Year’s Annual Meeting
      You are being asked to vote on:

•	The election of two Class I directors to serve on our Board of Directors.

•	The ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent auditors for the current fiscal year.
      The Board of Directors recommends a vote FOR each proposal.
Voting Procedure

You may vote by mail
      To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the Meeting
      We will pass out written ballots to anyone who wants to vote at the Meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may vote by telephone or electronically
      If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

You may change your mind after you have returned your proxy card
      If you change your mind after you return your proxy card or submit your proxy by telephone or Internet, you may revoke your proxy at any time before the polls close at the Meeting. You may do this by:

•	signing another proxy card with a later date, or

•	voting in person at the Annual Meeting.
Multiple Proxy Cards
      If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all of your shares are voted.
Quorum Requirement
      Shares are counted as present at the Meeting if the stockholder either:

•	is present and votes in person at the Meeting, or

•	has properly submitted a proxy card or voted by telephone or Internet.
      A majority of our outstanding shares as of the record date must be present at the Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum”.

Consequences of Not Returning Your Proxy Card; Broker Non-Votes
      If your shares are held in your name, you must return your proxy card or vote by telephone or Internet (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in “street name” and you do not return your proxy card or vote by telephone or Internet, your stockbroker may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.
      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder or a proposal related to a stock incentive plan). If the proposals to be acted upon at the Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”
      Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.
      We encourage you to provide instructions to your stockbroker by returning your proxy card or voting by telephone or Internet. This ensures that your shares will be voted at the Meeting.
Effect of Abstentions
      Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST a proposal for purposes of determining the approval of any matter submitted to the stockholders for a vote.
Required Vote
      Assuming a quorum is present, the two nominees receiving the highest number of affirmative votes will be elected as directors.
Vote Solicitation; Use of Outside Solicitors
      PDF Solutions, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. PDF Solutions, Inc. will bear the cost of this solicitation, but our directors, officers and employees that assist us in this solicitation will not receive any additional compensation for doing so. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials.
Voting Procedures
      Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of EquiServe, our transfer agent, and transmitted to P. Steven Melman, our Chief Financial Officer, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.
      The shares represented by the proxy cards received, properly marked, dated, signed and represented by votes cast using the telephone or Internet and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR the director nominee, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.
      We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.
Publication of Voting Results
      We will announce preliminary voting results at the Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2005, which we will file with the SEC. You may obtain a copy free of charge from our Internet web site at www.pdf.com, by contacting our Investor Relations Department at (408) 280-7900 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.
Other Business
      We do not know of any business to be considered at the 2005 Annual Meeting other than the proposals described in this Proxy Statement. However, because we did not receive notice of any other proposals to be brought before the Meeting, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to John K. Kibarian and P. Steven Melman to vote on such matters at their discretion.
Proposals for 2006 Annual Meeting
      To have your proposal included in our proxy statement for the 2006 Annual Meeting, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, you must submit your proposal in writing by the date that is 120 calendar days before the anniversary of the date this year’s proxy statement is “released to stockholders” (i.e., the mailing date) to the attention of our Secretary, PDF Solutions, Inc., 333 West San Carlos Street, Suite 700, San Jose, CA 95110.
      In addition, our Bylaws provide that a proposal that the stockholder delivers or mails to our principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the prior year’s meeting shall be timely received; provided, however, that if the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date and less than 60 days notice of the date of the meeting is given to stockholders, to be timely, the proposal must be received from the stockholder not later than the close of business on the 10th day following the date the notice of meeting was mailed.
      If you submit a proposal for the 2006 Annual Meeting after the date that is less than 90 days prior to April 26, 2006, or the anniversary date of the mailing of this year’s Proxy Statement, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2006 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.
PROPOSAL NO. 1
Election of Directors
      We have nominated two candidates for election to the Board this year. Detailed information on each of the nominees is provided below.
      The Board is divided into three classes with each director serving a three-year term and one class being elected at each year’s Annual Meeting of stockholders. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate. Each Class I nominee listed has consented to serve as a director.

Vote Required
      If a quorum is present, the nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as Class I directors for the ensuing three-year term. Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees. If additional people are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed below are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.
Nominees for the Board of Directors
      The Company’s Bylaws provide that the number of directors shall be established by the Board or the stockholders of the Company. The Company’s Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three-year terms. Pursuant to the Company’s Bylaws, the Board has set the number of Directors at six, consisting of two Class I directors, two Class II directors and two Class III directors. Two Class I directors are to be elected at the Annual Meeting. These Class I directors will hold office until the Annual Meeting that occurs after the fiscal year ending December 31, 2007 or until their successors have been duly elected and qualified. The terms of the Class II and Class III directors will expire at the Annual Meeting of Stockholders next following the fiscal years ending December 31, 2005 and December 31, 2006, respectively.
      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below. Mr. Lucas and Mr. Cassin are currently directors of the Company. In the event that a nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill such vacancy. It is not expected that the nominees listed below will be unable or will decline to serve as a director.
      Set forth below are the names of, and certain information as of April 21, 2005 about the business experience of, the nominees for Class I directors and the current Class II and Class III directors with unexpired terms.

Name	Age	Principal Occupation

Nominees for and Current Class I Directors
Donald L. Lucas	75	Private Venture Capital Investor
B. J. Cassin	71	Private Venture Capital Investor
Continuing Class II Directors
Lucio L. Lanza	60	Managing Director, Lanza techVentures
Kimon Michaels, Ph.D.	39	Co-Vice President, Client Services and Director of PDF Solutions, Inc.
Continuing Class III Directors
John K. Kibarian, Ph.D.	41	Chief Executive Officer, President and Director of PDF Solutions, Inc.
Susan H. Billat	54	Semiconductor Industry Consultant
Business Experience of Nominees and Incumbent Directors
      Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among any of the directors or executive officers of the Company.
      Donald L. Lucas has served as a director since May 1999. He has been a private venture capital investor since 1960. He served as Chairman of the Board of Cadence Design Systems, Inc., an electronic design automation company, from 1988 until May 2004. Mr. Lucas also served as Chairman of the Board and a director of SDA Systems, Inc., a predecessor of Cadence Design Systems. Mr. Lucas presently serves as a director of Macromedia, Inc., a software company, Oracle Corporation, an information management software company and 51job, Inc., a recruitment and human resource services company. Mr. Lucas holds a B.A. in Economics and an M.B.A. from Stanford University.
      B.J. Cassin has served as a director since November 1995. Mr. Cassin has been a private venture capital investor since 1979. Previously, he co-founded Xidex Corporation, a manufacturer of data storage media in 1969. Mr. Cassin is chairman of the board of directors of Cerus Corporation, a medical device company and several private companies. Mr. Cassin holds an A.B. in Economics from Holy Cross College.
      Lucio L. Lanza has served as the Chairman of the Board since April 2004 and as a director since November 1995. Mr. Lanza is the managing director of Lanza techVentures, an early stage venture capital and investment firm, which he founded in January 2001. From 1990 to December 2000, Mr. Lanza served as partner of U.S. Venture Partners, a venture capital firm. Mr. Lanza served as chairman of the board of directors of Artisan Components, Inc., a semiconductor intellectual property company, from November 1997 until December 2004 and as a director from March 1996 until December 2004. Mr. Lanza has served as a director of ARM Holdings, PLC since December 2004.
      Kimon Michaels, Ph.D., one of our co-founders, has served in vice presidential capacities since March 1993 including currently as Co-Vice President, Client Services, and as a director since November 1995. He also served as Chief Financial Officer from November 1995 to July 1998. Mr. Michaels received a B.S. in Electrical Engineering, a M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.
      John K. Kibarian, Ph.D., one of our co-founders, has served as President since November 1991 and has served as our Chief Executive Officer since July 2000. Mr. Kibarian has served as a director since December 1992. Mr. Kibarian received a B.S. in Electrical Engineering, a M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.
      Susan H. Billat has served as a director since September 2003. Ms. Billat is a principal of Benchmark Strategies, a consulting firm providing independent analysis of the semiconductor equipment industry, which she founded in 1990. From 1996 to 2002, Ms. Billat served with Robertson Stephens, a former investment bank, most recently as a managing director and senior semiconductor equipment research analyst. Ms. Billat is a director and member of the audit committee of Ultra Clean Holdings, Inc., a semiconductor equipment company.
Recommendation of the Board:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF ALL NOMINEES NAMED ABOVE.
PROPOSAL NO. 2
Ratification of Appointment of Independent Auditors
      The Audit Committee has appointed Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005. Deloitte & Touche LLP has served as our independent auditors since September 18, 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.
      A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Principal Accountant Fees and Services
      The following is a summary of the fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees

Audit Fees	$657,744	$443,401
Audit-Related Fees	22,865	236,282
Tax Fees:
Tax Compliance/ Preparation	54,913	44,688
Other Tax Fees	107,333	113,916

Total Tax Fees	162,246	158,604
All Other Fees	—	—
Total Fees	$842,855	$838,287
      Audit Fees. The aggregate fees billed or expected to be billed by Deloitte & Touche LLP for professional services rendered for the audits of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, the reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years 2004 and 2003, the audit of management’s assessment of internal control over financial reporting as of December 31, 2004 as required by the Sarbanes-Oxley Act of 2002, Section 404 and consents totaled approximately $657,744 and $443,401, respectively.
      Audit-Related Fees. The aggregate fees billed or expected to be billed by Deloitte & Touche LLP for assurance and related services for the fiscal years ended December 31, 2004 and December 31, 2003 totaled $22,865 and $236,282, respectively. The audit-related fees for the fiscal years ended December 31, 2004 and December 31, 2003 included fees for financial accounting and reporting consultations. The audit-related fees for the fiscal year ended December 31, 2003 included fees for merger and acquisition services in connection with the acquisition of IDS Software Systems, Inc.
      Tax Fees. The aggregate fees billed by Deloitte Tax LLP for tax compliance/preparation services for the fiscal years ended December 31, 2004 and December 31, 2003 totaled $54,913 and $44,688, respectively. Tax compliance/preparation services consisted of fees billed for assistance in preparation of the Company’s U.S. federal, state and local tax returns. The aggregate fees billed by Deloitte Tax LLP for other tax services for the fiscal years ended December 31, 2004 and December 31, 2003 totaled $107,333 and $113,916, respectively. Other tax services consisted of fees billed for tax advice related to international and domestic tax consulting and planning.
      All Other Fees. There were no fees billed or expected to be billed by Deloitte & Touche LLP for any other services rendered to the Company during the fiscal years ended December 31, 2004 and December 31, 2003.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
      The Audit Committee’s policy is to pre-approve all audit and permissable non-audit services provided by Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to an initial estimated budget. Deloitte & Touche LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by Deloitte & Touche LLP in accordance with this pre-approval, and the fees performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Recommendation of the Board:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
      During the last fiscal year (the period from December 31, 2003 through December 31, 2004), the Board met eleven times and took action by unanimous written consent five times during the same period. Each director attended at least 75% of all Board and applicable committee meetings during this time. The Board has four standing committees: the Nominating and Corporate Governance Committee, the Compensation Committee, the Special Option Committee and the Audit Committee. Each of these committees has a written charter approved by the Board (except for the Special Option Committee). A copy of each charter can be found on our website at www.pdf.com, and copies of the charters of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are attached as Appendices A, B and C, respectively, to this Proxy Statement. The members of the committees are identified in the following table:

Nominating and
Corporate
	Governance		Compensation				Special Option
Director	Committee		Committee		Audit Committee		Committee

John K. Kibarian, Ph.D.							X
Lucio L. Lanza	X	*	X
Kimon Michaels, Ph.D.
B. J. Cassin	X		X	*	X
Donald L. Lucas			X		X	*
Susan H. Billat	X				X

*	Chair of Committee
      The Compensation Committee held one meeting during the fiscal year ended December 31, 2004. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives and to assist with the administration of our 2001 Stock Plan and 2001 Employee Stock Purchase Plan. Each of the members of the Compensation Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc., and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.
      The Board approved the formation of a Special Option Committee in June of 2000 to assist the Compensation Committee by serving as administrator for our stock plans for the purposes of granting options to purchase up to 35,000 shares of common stock to new, non-executive employees. In January of 2002, the Board also authorized the Special Option Committee to approve merit stock increases to existing employees by granting them options to purchase up to 15,000 shares of common stock. Mr. Kibarian comprises the Special Option Committee, with Mr. Melman serving in a confirmatory role. The Special Option Committee took action by unanimous written consent 15 times during the fiscal year ended December 31, 2004.
      The Audit Committee held nine meetings and took action by unanimous written consent twice during the fiscal year ended December 31, 2004. The functions of the Audit Committee are to recommend the engagement of the independent public auditors, to monitor the effectiveness of our internal and external audit efforts, and to monitor and assess the effectiveness of our financial and accounting organization and our system of internal accounting controls. The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC require us to disclose whether the Audit Committee includes at least one member who is an “Audit Committee Financial Expert” within the meaning of such Act and rules. The Board has determined that there is at least one such financial expert on the Audit Committee and has designated Donald L. Lucas as its Audit Committee Financial Expert. The Board believes that Mr. Lucas qualifies as such an expert in view of his extensive business background and experience, including service at Oracle Corporation as a director since 1980 and as

Chairman of Oracle Corporation’s Audit and Finance Committee since 1987; Cadence Design Systems, Inc. as Chairman of the Board from 1988 until May 2004 and as a member of Cadence’s Audit Committee since 1988; and Macromedia, Inc. as a director since 1992 and as Chairman of Macromedia’s Audit Committee since 2001 and a member since 1992. Additionally, Mr. Lucas received a bachelors degree in economics and a master of business administration from Stanford University, and has been a private investor and venture capitalist for more than 40 years. As a result of such background and experience, the Board believes that Mr. Lucas has acquired an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with accounting estimates, accruals and reserves, experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to those of the Company, an understanding of internal control over financial reporting and an understanding of Audit Committee functions.
      The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended December 31, 2004. The functions of the Nominating and Corporate Governance Committee are to oversee all aspects of the Company’s corporate governance functions on behalf of the Board and make recommendations on corporate governance issues, identify, review and evaluate candidates to serve as directors and to make other recommendations to the Board regarding affairs related to the directors of the Company. Each of the members of the Nominating and Corporate Governance Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Nominating and Corporate Governance Committee does not set specific criteria for directors but believes the Company is well served when the Board is appropriately sized, the members of the Board possess the requisite talents and experience with respect to technology, business, finance, administration, and public service, the members of the Board possess a variety of backgrounds and demonstrated personal integrity, character and acumen that complement the core components of the Board. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under Nasdaq rules. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. The Nominating and Corporate Governance Committee considers properly submitted stockholder nominees for director in the same manner as nominees for director from other sources. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination. If any member of the Board does not wish to continue in service, the Board decides not to re-nominate a member for re-election or the Board decides to expand the size of the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the guidelines set forth above. Current members of the Nominating and Corporate Governance Committee are polled for suggestions as to individuals meeting the guidelines of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary. Stockholders may send any recommendations for director nominees or other communications to the Board of Directors or any individual director at the following address:
Board of Directors (or Nominating and Corporate Governance
Committee or name of individual director)
c/o Corporate Secretary
PDF Solutions, Inc.
333 West San Carlos Street, Suite 700
Santa Clara, California 95110

      All director nominations received by the Secretary of the Company in a timely manner pursuant to the requirements set forth in Section 2.5 of the bylaws of the Company are reported to the Board or the individual directors.
      The Company strongly encourages all of the members of its Board of Directors to attend its Annual Meeting of Stockholders. Five members of the Board attended our Annual Meeting last year.
Director Compensation
      Our non-employee directors received the following cash compensation for serving on the Board of Directors during the fiscal year ended December 31, 2004, an annual cash retainer fee in the amount of $15,000; per meeting fees of $1,500 per board meeting ($500 for telephone participation); and per meeting fees of $1,000 per committee meeting ($500 for telephone participation) for committee meetings held on days other than the same date as a board meeting (in which case there is no additional per meeting fee). The Chairman of the Board received additional fees consisting of an annual cash retainer in the amount of $30,000 plus an option to purchase 30,000 shares a year. Committee chairpersons received additional fees as follows: Audit Committee Chair $10,000 plus an option to purchase 5,000 shares per year; Compensation Committee Chair $5,000 plus an option to purchase 5,000 shares per year; and the Nominating and Corporate Governance Committee Chair $5,000 plus an option to purchase 5,000 shares per year. Directors were reimbursed for reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings. Our 2001 Stock Plan provides for the automatic grant of nonstatutory options to non-employee directors. Each new director subsequent to July 26, 2001, the effective date of our initial public offering, will be granted options to purchase 30,000 shares. In addition, each non-employee director is currently granted options to purchase 15,000 shares each year following the conclusion of the Annual Meeting of Stockholders for such year. These grants each vest at the rate of 25% on the one-year anniversary of the date of grant, and at the rate of 1/48 of the total options granted in each month thereafter.
CORPORATE GOVERNANCE
      The Company provides information on its website about its corporate governance policies, including the Company’s Code of Ethics, and charters for the committees of the Board. The website can be found at www.pdf.com.
      The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

A majority of the board members are independent as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers;

All members of the key board committees — the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee — are independent as the term is defined under the Nasdaq rules;

The independent members of the Board meet at least twice per year in execution sessions without the presence of management;

The Company has an ethics hotline available to all employees, and the Company’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, or auditing matters; and

The Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer, as well as the Board of Directors.
      Our Board welcomes communications from our stockholders. Stockholders may send communications to the Board, or any director in particular, at the following address: Investor Relations, c/o PDF Solutions, Inc.,

333 West Santa Clara Street, Suite 700, San Jose, California 95110. Any correspondence addressed to the Board or to any one of our directors care of our offices is reviewed by our Investor Relations department and presented from time to time to the Board at its regular meetings.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table shows how much common stock is owned by owners of more than 5% of our outstanding common stock and by the directors, the Named Executive Officers identified on page 11, and all executive officers and directors as a group, as of March 31, 2005. Except as otherwise indicated, the address for each person listed as a director or officer is c/o PDF Solutions, Inc., 333 West San Carlos Street, Suite 700, San Jose, CA 95110. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power, or shares such powers with his spouse, with respect to the shares shown as beneficially owned.

	Amount and
	Nature of Beneficial	Percentage of
Name and Address of Beneficial Owner	Ownership(1)	Common Stock(1)(2)

5% Stockholders:
T. Rowe Price Associates, Inc.	1,788,300	6.92%
114 West 47th Street, Suite 1926
New York, NY 10036 (3)
Capital Research and Management Company and SMALLCAP World Fund, Inc.	1,520,000	5.88
333 South Hope Street
Los Angeles, CA 90071 (4)
Executive Officers and Directors:
John K. Kibarian(5)	2,757,419	10.68
Kimon Michaels(6)	1,684,530	6.52
Andre Hawit	1,567,327	6.07
David Joseph(7)	300,110	1.16
B. J. Cassin(8)	277,289	1.07
P. Steven Melman(9)	269,184	1.04
Cornelis D. Hartgring(10)	139,878	*
James Jensen(11)	115,311	*
Lucio L. Lanza(12)	113,339	*
Rebecca M. Baybrook(13)	82,274	*
Donald L. Lucas(14)	57,380	*
Kevin MacLean(15)	20,000	*
Zia Malik(16)	17,707	*
Susan H. Billat(17)	16,249	*
All executive officers and directors as a group (14 persons)(18)	7,417,997	28.74%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with SEC rules. Beneficial ownership calculations for 5% stockholders are based primarily on publicly-filed Schedule 13D’s or 13G’s, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2004. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after March 31, 2005.

(2)	Percentage of beneficial ownership is based on 25,823,996 shares outstanding as of March 31, 2005. For each named person, the percentage ownership includes stock, which the person has the right to acquire within 60 days after March 31, 2005, as described in Footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person.

(3)	The Schedule 13G filed on February 14, 2005 by T. Rowe Price Associates, Inc. (“Price Associates”), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, indicates that Price Associates has sole dispositive power of 1,788,300 shares and sole voting power of 204,700 shares.

(4)	The Schedule 13G jointly filed on February 14, 2005 by Capital Research and Management (“Capital Research”), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, and SMALLCAP WorldFund, Inc. (“SMALLCAP”), an investment company registered under the Investment Company Act of 1940, indicates that Capital Research has sole dispositive power of 1,520,000 shares and that SMALLCAP has sole voting power of 1,100,000 shares. Capital Research disclaims beneficial ownership of 1,520,000 shares pursuant to Rule 13d-4.

(5)	Includes 116,663 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

(6)	Includes 126,454 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

(7)	Includes 88,121 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

(8)	Includes 11,666 shares held in the name of Cassin Family Partners, A California Limited Partnership, 250,000 shares held in the name of The Cassin Family Trust U/ D/ T dtd 1/31/96 and 15,623 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

(9)	Includes 80,831 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

(10)	Includes 133,331 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

(11)	Includes 110,622 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

(12)	Includes 1,042 unvested shares subject to our right to repurchase upon termination from service and 23,123 shares issuable upon the exercise of stock options, each as of March 31, 2005 or within 60 days thereafter.

(13)	Includes 80,831 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

(14)	Includes 20,382 shares held by the Donald L. Lucas Remuneration Trust and 21,375 shares held by the Donald L. Lucas & Lygia S. Lucas Trust U/ D/ T 12/3/84. Also includes 15,623 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

(15)	Includes 10,000 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

(16)	Includes 17,707 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

(17)	Includes 16,249 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

(18)	Includes an aggregate of 1,042 unvested shares, which are subject to our right of repurchase upon termination of employment or service and an aggregate of 835,178 shares issuable upon the exercise of stock options as of March 31, 2005 or within 60 days thereafter.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of December 31, 2004 about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, including the 1996 Stock Option Plan, the 1997 Stock Plan, 2001 Stock Plan, the Stock Option/ Stock Issuance Plan and our Employee Stock Purchase Plan (ESPP).

				Number of Securities
	Number of Securities			Remaining Available for
	to be Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Price of	Equity Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))

	(a)		(b)	(c)
Equity Compensation Plans Approved by Stockholders	4,466,126		$9.991	3,363,055	(1)(2)(3)
Equity Compensation Plans Not Approved by Stockholders	486,156	(4)	$7.221	323,428	(4)

Total	4,952,282			3,686,483

(1)	Includes 2,332,319 shares available for issuance pursuant to options, stock appreciation rights, stock purchase rights and long-term performance awards under the 2001 Plan. The 2001 Plan includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2011, equal to the lesser of 3,000,000 shares, 5% of our outstanding common stock on the last day of the immediately preceding fiscal year or such amount as is determined by our Board of Directors.

(2)	Includes 1,030,736 shares available for issuance under the ESPP. The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2011, equal to the lesser of 675,000 shares, 5% of our outstanding common stock on the last day of the immediately preceding fiscal year or such amount as is determined by our Board of Directors.

(3)	Other than in connection with outstanding awards, no shares remain available for issuance pursuant to either of the 1996 Stock Option Plan or the 1997 Stock Plan.

(4)	The Stock Option/ Stock Issuance Plan was assumed by us upon the acquisition of IDS Software Systems, Inc.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS
      The following table shows the compensation earned by (a) the person who served as our Chief Executive Officer during the fiscal year ended December 31, 2004, (b) the four other most highly compensated individuals who served as an executive officer during the fiscal year ended December 31, 2004 (the “Named Executive Officers”); and (c) the compensation received by each of these people for the two preceding fiscal years.
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(3)	Options	Compensation(1)

John K. Kibarian	2004	$250,000	—	—	—	$522
Chief Executive Officer	2003	250,000	—	—	80,000	522
and President	2002	230,000	—	—	100,000	1,477	(2)
Zia Malik	2004	160,008	—	194,714	25,000	478
Vice President, Sales	2003	7,282	—	2,083	50,000	—
	2002	—	—	—	—	—
David A. Joseph	2004	225,000	$40,000	—	—	522
Chief Strategy Officer	2003	225,000	—	—	40,000	522
	2002	216,250	72,500	—	30,000	477
James Jensen	2004	184,950	35,000	—	—	522
Co-Vice President,	2003	182,475	—	—	82,800	522
Client Services	2002	143,308	—	—	100,000	374
P. Steven Melman	2004	182,000	35,000	—	—	522
Chief Financial Officer	2003	182,000	—	—	40,000	522
And Vice President,	2002	179,000	60,000	—	80,000	477
Finance and Administration

(1)	Amounts listed under “All Other Compensation” represent the dollar value of premiums for term life insurance paid by us on behalf of each Named Executive Officer during the fiscal year ended December 31, 2004. There is no cash surrender value under these life insurance policies.

(2)	Includes $1,000 received by Mr. Kibarian in connection with a PDF Solutions’ intellectual property patent award.

(3)	Includes non-recoverable advances and sales commissions paid to Mr. Malik for sales made in 2003 and 2004, respectively.
OPTION GRANTS IN LAST FISCAL YEAR
      The following table provides information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2004. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants(1)

		Percent of			Potential Realizable
		Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to	Per-share		Price Appreciation For
	Underlying	Employees	Exercise		Option Term(1)
	Options	in Fiscal	Price	Expiration
Name	Granted(#)	Year(%)(2)	($/sh)	Date	5%($)	10%($)

John K. Kibarian	0	—	—	—	—	—
Zia Malik	25,000	2.39	9.66	9/02/2014	414,537	803,130
David A. Joseph	0	—	—	—	—	—
James Jensen	0	—	—	—	—	—
P. Steven Melman	0	—	—	—	—	—

(1)	No stock appreciation rights were granted to the Named Executive Officers in the fiscal year ended December 31, 2004.

(2)	The Company granted stock options representing 1,047,400 shares to employees in the fiscal year ended December 31, 2004.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
      The following table provides certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2004. The table also provides the number of shares covered by stock options as of the end of the fiscal year ended December 31, 2004, and the value of “in-the-money” stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 2004.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at December 31,		In-the-Money Options
	Shares		2004(1)		at December 31, 2004(2)
	Acquired on
	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John K. Kibarian	—	$—	97,915	82,085	$533,242.44	$568,357.56
Zia Malik	—	—	12,500	62,500	80,625.00	403,125.00
David Joseph	—	—	75,622	44,377	472,410.90	324,885.46
James Jensen	—	—	91,582	91,218	188,032.38	439,934.52
P. Steven Melman	—	—	68,331	51,669	329,388.12	318,611.88

(1)	No stock appreciation rights were outstanding during the fiscal year ended December 31, 2004.

(2)	Based on the $16.11 per share closing price of our common stock on The Nasdaq National Stock Market on December 31, 2004, less the exercise price of the options.
Change of Control Arrangements
      On July 9, 1998, we entered into a letter agreement with Mr. Melman to act as our Vice President, Finance and Administration and Chief Financial Officer. This letter agreement provides that in the event Mr. Melman is terminated without cause any time after his one-year anniversary with us and there is no change of control, Mr. Melman will receive six months accelerated vesting of shares purchased pursuant to an option or restricted stock purchase agreement. In the event of a change of control, Mr. Melman will receive 24 months accelerated vesting, regardless of whether his employment is terminated. Additionally, in the event Mr. Melman’s employment with the Company is terminated by the Company at any time without cause, he will be entitled to receive his monthly base salary and benefits for a period of six months, paid on a monthly basis. “Change of control” is defined as an event whereby a party or group of parties, different from those in control of PDF Solutions at the time of Mr. Melman’s offer, attains a majority voting right in PDF Solutions.
      On August 29, 2002 we entered into a letter agreement with Mr. Cornelis Hartgring to act as our Vice President, Sales. This letter agreement provides that in the event of a change of control of PDF Solutions during the first two years of Mr. Hartgring’s employment, he will be entitled to receive twelve (12) months acceleration of vesting regardless of whether his employment is terminated. For purposes of Mr. Hartgring’s agreement, a “change of control” is defined as an event whereby a party or group of parties, different from those maintaining control at the time of Mr. Hartgring’s agreement, attains a 55% voting right in PDF.
      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company’s executive officers during the fiscal year ended December 31, 2004. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.
General Compensation Policy
      Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.
      The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.
Base Salary
      The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary may be adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Additionally, the Compensation Committee takes into account general economic and business conditions. Company performance does not play a significant role in the determination of base salary.
Cash-Based Incentive Compensation
      Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation
      We utilize our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, and internal comparability considerations.
      Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest over a four-year period at the rate of 25% on the one year anniversary of the vesting commencement date, and 1/48 of the total number of shares subject to the option vest each month thereafter, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of our common stock appreciates over the option term.
Compensation of the Chief Executive Officer
      John K. Kibarian has served as our President since November 1991 and as our Chief Executive Officer since July 2001. Mr. Kibarian’s base salary for the fiscal year ended December 31, 2004 was $250,000 and he did not receive a cash bonus in the fiscal year ended December 31, 2004.
      The factors discussed above in “Base Salaries,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were also applied in establishing the amount of Mr. Kibarian’s salary. In addition to the foregoing, other significant factors considered in establishing Mr. Kibarian’s compensation were competitive factors and Mr. Kibarian’s leadership in achieving our long and short term strategic goals.
Deductibility of Executive Compensation
      The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the 2001 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
PDF SOLUTIONS, INC.:

B.J. Cassin, Chair
Lucio L. Lanza
Donald L. Lucas
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee of the Board of Directors currently consists of B. J. Cassin, Donald Lucas and Lucio L. Lanza. No member of the Compensation Committee or executive officer of PDF Solutions has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT
      The Audit Committee of our Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Ms. Billat, Mr. Lucas and Mr. Cassin. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules presently in place. In addition, our Board of Directors has determined that Mr. Lucas qualifies as an audit committee financial expert as defined by SEC rules.
      Our Board of Directors has adopted a written charter for the Audit Committee which governs the Audit Committee’s functions and responsibilities. This charter was amended and restated on July 23, 2003 and again on January 26, 2004, in light of the Sarbanes-Oxley Act of 2002 and new SEC and NASD rules. The Audit Committee reviews and reassesses the adequacy of this charter at least once per year and makes recommendations to the Board regarding changes or amendments the Audit Committee deems appropriate.
      The Audit Committee, subject to stockholder ratification, appoints the accounting firm to be engaged as the Company’s independent auditors. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring, overseeing and assessing the effectiveness of these processes.
      The Audit Committee held nine meetings and acted twice by written consent during the fiscal year ended December 31, 2004. The meetings were designed to facilitate and encourage communication between the Audit Committee, management and our independent auditors, Deloitte & Touche LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004 with management and the independent auditors.
      The Audit Committee discussed with the independent auditors the adequacy of the Company’s internal control system, financial reporting procedures and the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.
      The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors, Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Deloitte & Touche LLP the issue of its independence from PDF Solutions, Inc.
      Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF PDF SOLUTIONS, INC.:

Donald L. Lucas, Chair
Susan H. Billat
B. J. Cassin
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Loans to, and Other Arrangements with, Officers and Directors
      We had an early exercise provision under our 1996 Stock Option Plan and 1997 Stock Plan, which allowed our optionholders and holders of stock purchase rights to purchase shares of stock underlying unvested options, subject to our own repurchase right. In addition, we previously had an employee loan program, which allowed employees to borrow the full exercise price of their options or stock purchase rights from us by signing a full recourse promissory note bearing interest at the applicable federal rate in the month of purchase. The following officers previously participated in the loan program and unless otherwise indicated, currently have notes outstanding:
      In connection with his purchase of 200,000 shares of common stock on December 4, 1998 we loaned $75,000 to David A. Joseph under a four-year, 4.46% promissory note. In connection with his purchase of 33,333 shares on September 20, 1999 we loaned $12,500 to David Joseph under a four year, 4.46% promissory note and in connection with his purchase of 53,333 shares of common stock on July 14, 2000, we loaned $160,000 to Mr. Joseph under a four year, 6.62% promissory note. Mr. Joseph paid off the December 4, 1998 note and the September 20, 1999 note in August 2003 and the July 14, 2000 note in June 2004. These notes were full recourse notes secured by pledges of the shares of common stock purchased.
      In connection with his purchase of 200,000 shares of common stock on July 14, 2000, we loaned $600,000 to John K. Kibarian under a four-year, 6.62% promissory note. Mr. Kibarian paid this note in March 2004. This note was a full recourse note secured by pledges of the shares of common stock purchased.
      In connection with his purchase of 50,000 shares of common stock on July 24, 2001, we loaned approximately $550,000 to Lucio L. Lanza under a four-year, 7.75% promissory note. This note is a full recourse note secured by a pledge of the shares of common stock purchased. At March 31, 2005, his indebtedness plus accrued interest totaled approximately $725,188.
Other Transactions

Option Grants
      We have granted options to some of our officers and directors. Please see “Compensation of Executive Officers and Other Matters — Option Grants in Last Fiscal Year” and “Meetings and Committees of the Board of Directors — Director Compensation”.

Limitation of Liability and Indemnification Matters
      As permitted by the Delaware general corporation law, we have included a provision in our certificate of incorporation to eliminate the personal liability of our officers and directors for monetary damages for breach or alleged breach of their fiduciary duties as officers or directors, other than in cases of fraud or other willful misconduct.
      In addition, our Bylaws provide that we are required to indemnify our officers and directors even when indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have entered into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware general corporation law. The indemnification agreements require us to indemnify our officers and directors against liabilities that may arise by reason of their status or service as officers and directors other than for liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain our directors’ and officers’ insurance if available on reasonable terms. We have obtained directors’ and officers’ liability insurance in amounts comparable to other companies of our size and in our industry.
      We believe that all related-party transactions described above were made on terms no less favorable to us than could have been otherwise obtained from unaffiliated third parties.

STOCK PERFORMANCE GRAPH
      The following graph compares the cumulative total stockholder return data for our stock since July 26, 2001 (the date on which the Company’s stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index and (ii) the RDG Technology Composite Index. The graph assumes that $100 was invested on July 27, 2001. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $12.00 (price at which such stock was first offered to the public by the Company on the date of its initial public offering) and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.
COMPARISON OF 41 MONTH CUMULATIVE TOTAL RETURN*
AMONG PDF SOLUTIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

	Cumulative Total Return

	7/01	9/01	12/01	3/02	6/02	9/02	12/02	3/03	6/03	9/03	12/03	3/04	6/04	9/04	12/04

PDF SOLUTIONS, INC.	100.00	85.42	175.00	142.92	60.92	44.08	57.75	52.92	97.50	93.75	124.17	96.25	70.92	101.25	134.25

NASDAQ STOCK MARKET (U.S.)	100.00	68.85	88.30	81.77	66.66	54.46	51.18	46.27	58.05	71.04	77.77	84.50	82.69	76.81	82.89

RDG TECHNOLOGY COMPOSITE	100.00	69.85	97.23	88.52	60.18	42.80	53.23	52.35	63.85	71.88	80.76	84.35	86.20	78.46	87.02

*	$100 invested on 7/27/01 in stock or on 7/31/01 in index-including investment of dividends. Fiscal year ending December 31.
Section 16 Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during the fiscal year ended December 31, 2004, all Reporting Persons complied with all applicable filing requirements, except for Mr. Malik, who filed one report for the acquisition of an option to purchase shares 4 days after the required filing date.
Other Matters
      The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.
      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

PETER COHN
Secretary
San Jose, California
April 22, 2005

APPENDIX A
Audit Committee Charter
PDF SOLUTIONS, INC.
CHARTER OF
THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
Purpose and Powers
      The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of PDF Solutions, Inc. (the “Company”), to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to appoint, compensate and directly oversee the Company’s independent accountants, to supervise the finance function of the Company (which will include, among other matters, the Company’s investment activities) to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties, to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full Audit Committee at regularly scheduled meetings and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.
      The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.
Charter Review
      The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company’s Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the “SEC”), this charter (as then constituted) shall be publicly filed.
Membership
      The Audit Committee shall consist of at least three (3) members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall meet the independence standards and have the financial expertise as required by the Rules of the National Association of Securities Dealers, Inc., the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the “Exchange Act”), the Sarbanes-Oxley Act of 2002 and all other applicable rules and regulations. At least one member of the Audit Committee must qualify as a “financial expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002, by the SEC or in any other applicable laws, rules or regulations.
Meetings
      The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent accountants of the Company at least once quarterly, including upon the completion of the annual audit, outside the presence of management, and at such other times as it deems appropriate to review the independent accountants’ examination and management report.

Responsibilities
      To fulfill its responsibilities and duties, the Audit Committee shall:

1. Appoint the independent accountants for ratification by the stockholders and approve the compensation of and directly oversee the independent accountants.

2. Engage outside counsel and other advisors and approve the compensation of and directly oversee such outside counsel and other advisors.

3. Review the plan for and the scope of the audit and related services at least annually. Confirm that the independent accountant complies with the Exchange Act and all other applicable rules and regulations.

4. Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company’s independent accountants has not performed audit services for the Company for each of the five previous fiscal years.

5. Pre-approve all audit services and permitted non-audit services to be provided by the independent accountants as required by the Exchange Act.

6. Inquire of finance management of the Company and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

7. Review with finance management any significant changes to GAAP, SEC and other accounting policies or standards that will impact or could impact the financial reports under review.

8. Discuss with the independent accountants the matters required to be discussed by Statement on Audit Standards No. 61 relating to the conduct of the audit, including reviewing with finance management and the independent accountants at the completion of the annual audit:

a. The Company’s annual financial statements and related footnotes;

b. The independent accountant’s audit of the financial statements;

c. Any significant changes required in the independent accountant’s audit plan;

d. Any serious difficulties or disputes with management encountered during the course of the audit;

e. Any management letter(s) from the independent accountants and management’s response(s) thereto; and

f. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

9. Ensure the receipt of, and review, a report from the independent accountant required by Section 10A of the Exchange Act.

10. Review management and independent accountant procedures established to prevent and uncover unlawful acts and violations of the Company’s Code of Ethics, including with respect to unlawful political contributions, bribes, unexplained and unaccounted for payments to intermediaries (foreign or US) and their execution; ascertaining whether there are any unaccounted for or off-book transactions; and identifying whether there have been any payments made in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc.).

11. Ensure the receipt of, and review, a written statement from the Company’s independent accountants delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1.

12. Review with the Company’s independent accountants any disclosed relationship or service that may impact the objectivity and independence of the accountant.

13. Take, or recommend that the Board take, appropriate action to oversee the independence of the outside accountants, including with respect to setting clear policies regarding current or former employees of the independent accountants being hired by the Company.

14. Review with finance management and the independent accountants at least annually (i) the Company’s application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; (iii) all other material communications between the independent accountants; and (iv) all other issues raised by the independent accountants including but not limited to the adequacy of personnel, possible weaknesses in the Company’s internal controls, the attitude and morale of the Company’s finance employees, any concerns expressed by finance or other Company personnel.

15. Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent accountants, and finance management. Review with the independent accountants and finance management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

16. Review and discuss with finance management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

17. Oversee the adequacy of the Company’s system of internal accounting controls including computerized information system controls and security. Obtain from the independent accountants management letters or summaries on such internal accounting controls. Review any related significant findings and recommendations of the independent accountants together with management’s responses thereto.

18. Oversee the effectiveness of the internal audit function and obtain from the officers that certify the Company’s financial reports an assessment of the internal controls, a report regarding any significant deficiencies in the design or operation of those controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any special steps adopted in light of material control deficiencies and a report of any fraud in connection with the preparation of reports and any other reports required by applicable laws, rules or regulations.

19. Oversee the Company’s compliance with the Foreign Corrupt Practices Act.

20. Oversee the Company’s compliance with SEC requirements for disclosure of accountant’s services and Audit Committee members and activities.

21. Oversee the Company’s finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company’s assets.

22. Review and approve all related party transactions other than compensation transactions.

23. Review the periodic reports of the Company with finance management and the independent accountants prior to filing of the reports with the SEC.

24. In connection with each periodic report of the Company, review:

a. Management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act;

b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.

25. Periodically discuss with the independent accountants, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

26. Review and discuss with finance management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts.

27. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

28. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.
      Finally, the Audit Committee shall ensure that the Company’s independent accountants understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company’s stockholders and (ii) the Board’s and the Audit Committee’s ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent accountants (or to nominate the outside accountant to be proposed for stockholder approval in any proxy statement).
Reports
      The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders.

APPENDIX B
Compensation Committee Charter
PDF SOLUTIONS, INC.
CHARTER OF
THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
Purpose
      The purpose of the Compensation Committee established pursuant to this charter will be to make such examinations as are necessary to create and to implement appropriate compensation policies for the executive officers and such other employees of the Company as the Board shall deem appropriate, including performance-based and long-term compensation.
Membership and Power to Act
      The Compensation Committee will be comprised of at least three (3) members of the Board of Directors. Such members will be elected by and serve at the pleasure of the Board. As long as the Company’s Common Stock remains publicly traded, no member of the Committee will be an employee (including a current officer) or a former officer of the Company or will have engaged in any transaction or been involved in any business relationship which would disqualify such Committee member as (i) a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) as an “outside director” under the rules promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended or (iii) as an independent director as the term “independent” is defined in Nasdaq Rule 4200(a)(15).
      In the event that one or more members of the Committee are absent from a meeting of the Committee, the remaining members of the Committee (provided there are at least two such members), acting unanimously, shall have the power to take any action necessary or convenient to the efficient discharge of the foregoing. No action of the Committee shall be valid unless taken pursuant to a resolution adopted and approved by at least two members of the Committee. No employee-member of the Committee, if any, shall participate in any discussions or deliberations relating to such person’s own compensation. For the purposes of obtaining an exemption under Rules 16b-3(d) and (e) promulgated under Section 16 of the Exchange Act, any employee-member of the Committee shall abstain or recuse themselves from deliberations relating to such approvals.
Meetings
      The Compensation Committee will meet at such times as it deems appropriate to review the compensation of the executive officers of the Company.
Responsibilities
      1. To establish and review at least annually the Company’s general compensation policies applicable to the Company’s Chief Executive Officer and other executive officers, including the relationship of the Company’s performance to executive compensation generally, and the Chief Executive Officer’s compensation in particular, and the bases for the Chief Executive Officer’s compensation. The Committee’s power to establish and review annually the Company’s compensation policies applicable to the Company’s Chief Executive Officer and other executive officers shall be subject to any modification or veto made by the full Board in its discretion. The Company’s Chief Executive Officer shall not participate in any deliberations concerning his or her compensation;

B-1

      2. To review and approve the level of compensation, including salaries, fees, benefits, executive incentive plans and perquisites, of the Chief Executive Officer and the other executive officers of the Company;
      3. To review and advise the Board concerning the performance of the Chief Executive Officer of the Company and of those other employees whose compensation is within the review jurisdiction of the Committee;
      4. To review (and, if deemed appropriate by the Committee, retain consultants regarding) and advise the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s executive compensation programs among comparable companies in the Company’s industry;
      5. To administer the stock compensation plans that may be adopted by the Company from time to time, including the determination of employees and the parties who are to receive grants of stock or stock options and the terms of such grants;
      6. To perform such other functions and have such other powers as may be necessary or convenient to the efficient discharge of the foregoing; and
      7. To report to the Board of Directors regarding the foregoing from time to time, or whenever it shall be called upon to do so.
Reports
      The Compensation Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors.

B-2

APPENDIX C
Nominating and Corporate Governance Committee Charter
PDF SOLUTIONS, INC.
CHARTER OF
THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
Organization
      The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of PDF Solutions, Inc., a Delaware corporation (the “Company”), shall consist of at least three (3) members of the Board. No Committee member shall be an employee of the Company and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board of Directors, in accordance with the applicable independence requirements of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission (“SEC”). The members of the Committee and the Committee chairperson shall be appointed by the Board.
Statement of Policy
      The purpose of the Committee shall be to (i) oversee all aspects of the Company’s corporate governance functions on behalf of the Board; (ii) make recommendations to the Board regarding corporate governance issues; (iii) identify, review and evaluate candidates to serve as directors of the Company; (iv) serve as a focal point for communication between such candidates, non-committee directors and the Company’s management; (v) recommend such candidates to the Board; and (vi) make such other recommendations to the Board regarding affairs relating to the directors of the Company, including director compensation.
Operating Principles and Processes
      In fulfilling its function and responsibilities, the Committee should give due consideration to the following operating principles and processes:

•	Communication — Regular and meaningful contact throughout the year with the Chairman of the Board, other committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, as applicable, is viewed as important for strengthening the Committee’s knowledge of relevant current and prospective corporate governance issues.

•	Committee Education/ Orientation — Developing with management and participating in a process for systematic review of important corporate governance issues and trends in corporate governance practices that could potentially impact the Company will enhance the effectiveness of the Committee.

•	Resources — The Committee shall be authorized to access such internal and, in consultation with senior management, external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including engagement of independent counsel, consultants and other professional advisors, as well as executive search firms to help identify director candidates. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

•	Reporting to the Board of Directors — The Committee, through the Committee chairperson, shall report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board.

Responsibilities
      The operation of the Committee will be subject to the provisions of the Bylaws of the Company and the Delaware General Corporation Law, each as in effect from time to time. The Committee will have the full power and authority to carry out the following primary responsibilities or to delegate such power and authority to one or more subcommittees of the Committee:

•	Director Nominations — The Committee, in consultation with the Chairman and Chief Executive Officer, has the primary responsibility for establishing criteria for Board membership and identifying, evaluating, reviewing and recommending qualified candidates proposed by management and/or shareholders to serve on the Board, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements. No specific criteria for directors has been set by the Committee, but the Committee believes that the Company is well served when:

•	the Board is appropriately sized;

•	the members of the Board possess the requisite talents and experience with respect to technology, business, finance, administration, and public service; and

•	the members of the Board possess a variety of backgrounds and demonstrated personal integrity, character and acumen that complement the core components of the Board.
        The Committee also believes it is appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under NASDAQ rules. The Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.
        The Committee shall also have the primary responsibility for evaluating, reviewing and considering the recommendation for nomination of current directors for reelection to the Board. The Committee considers properly submitted stockholder nominees for director in the same manner as nominees for director from other sources.
        The Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination. If any member of the Board does not wish to continue in service, the Board decides not to re-nominate a member for re-election or the Board decides to expand the size of the Board, the Committee identifies the desired skills and experience of a new nominee in light of the guidelines set forth above. Current members of the Committee are polled for suggestions as to individuals meeting the guidelines of the Committee. Research may also be performed to identify qualified individuals including, to the extent necessary or appropriate, the use of a search firm. The selection of nominees for director to be presented to the stockholders for election or reelection shall be made by the Committee.
        At the Board’s option, nominations may also be made by a majority of the independent members of the full Board based on the recommendations of the Committee.

•	Board Committee Nominations — The Committee, in consultation with the Chairman and the Chief Executive Officer, and after due consideration of the wishes, independence and experience of the individual directors and independence and experience requirements in accordance with the Nasdaq Stock Market, the rules and regulations of the Securities and Exchange Commission and applicable law, shall recommend to the entire Board annually the chairmanship and membership of each committee.

•	Continuing Education — The Committee shall also consider instituting a plan or program for the continuing education of directors.

•	Corporate Governance Principles — The Committee shall be responsible, in consultation with management and the Board, as appropriate, for considering all matters of corporate governance on behalf of the Company. The Committee shall develop a set of Corporate Governance Principles to be applicable to the Company, shall periodically review and assess these principles and their application, and shall recommend any changes deemed appropriate to the Board for its consideration. The Committee shall review all issues pertaining to violations of the Corporate Governance Principles and shall be responsible for working with the Board, and management as appropriate, to address and resolve such issues. Further, the Committee shall periodically review Company policy statements to determine their adherence to the Company’s Code of Conduct.

•	Code of Conduct — The Committee shall, in consultation with the Company’s management, periodically review the Company’s Code of Conduct and shall recommend any changes deemed appropriate to the Board for its consideration. The Committee shall also work with the Company’s management, as appropriate, to review and address violations of the Company’s Code of Conduct and/or employee complaints regarding the same; provided that any and all accounting related complaints or violations will be addressed by the Company’s Audit Committee in accordance with the terms of the Audit Committee Charter and those procedures established by the Audit Committee to address such issues.

•	Procedures for Information Dissemination — The Committee shall oversee and review the processes and procedures used by the Company to provide information to the Board and its committees. The Committee should consider, among other factors, the reporting channels through which the Board and its committees receive information and the level of access to outside advisors where necessary or appropriate, as well as the procedures for providing accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis.

Meetings
      The Committee will hold at least one regular meeting per year and additional meetings as the Committee deems appropriate. The President, Chief Executive Officer, Chairman of the Board and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee.
Minutes and Reports
      Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PDF SOLUTIONS, INC. FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 26, 2005

     The undersigned stockholder of PDF Solutions, Inc., a Delaware corporation, (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 22, 2005, and hereby appoints John K. Kibarian and P. Steven Melman or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of PDF Solutions, Inc. to be held on Thursday, May 26, 2005, at 1:30 p.m., (PDT) at The Hilton Hotel-San Jose, 300 Almaden Boulevard, San Jose, CA 95110, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

SEE
REVERSE
SIDE

PLEASE SIGN ON REVERSE SIDE AND RETURN
IMMEDIATELY

SEE
REVERSE
SIDE

PDF SOLUTIONS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08819-8694

Your vote is important. Please vote immediately.

Vote-by-Internet
Log on to the Internet and go to
http://www.eproxyvote.com/pdfs

OR

Vote-by-Telephone
Call toll-free
1-877-PRX-VOTE (1-
877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please
mark votes
as in this
example.

1.	ELECTION OF DIRECTORS,
(01) Donald L. Lucas
(02) B.J. Cassin

FOR all nominees	☐	☐	WITHHOLD authority to	MARK HERE	☐
listed above (except			vote for all nominees	IF YOU PLAN
as indicated).			listed above	TO ATTEND
THE MEETING

☐		MARK HERE FOR	☐
	If you wish to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.	ADDRESS
CHANGE AND
NOTE BELOW

2.	PROPOSAL TO RATIFY THE	FOR	AGAINST	ABSTAIN
APPOINTMENT BY THE AUDIT
	COMMITTEE OF DELOITTE & TOUCHE	☐	☐	☐
LLP AS THE INDEPENDENT AUDITORS OF
THE COMPANY FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2005:

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:	Signature:	Date: